SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2007

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously reported, on September 27, 2007, Environmental Power Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Adams Inc., Merriman Curhan Ford & Co. and Avondale Partners, LLC (the “Underwriters”), with respect to the issuance and sale by the Company, and the purchase by the Underwriters, of 5,400,000 shares of the Company’s common stock, $0.01 par value per share. The number of shares sold represented an increase of 20% over the 4,500,000 firm shares which the Company originally expected to offer when it initially filed its registration statement for the offering. The Company sold the 5,400,000 shares to the Underwriters on October 3, 2007 for net proceeds of approximately $26,199,000, after deducting underwriting discounts and commissions and estimated offering expenses.

Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day over-allotment option to purchase up to an additional 810,000 shares of common stock from the Company. The over-allotment option relating to the additional 810,000 shares expired on October 27, 2007 without being exercised by the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:  /s/    Michael E. Thomas

        Michael E. Thomas

        Senior Vice President and

        Chief Financial Officer

Dated: October 30, 2007